Exhibit 99.1

KULR Technology Group Sets Third Quarter 2025 Earnings Call for Tuesday, November 18, 2025 at 4:30 p.m. ET

HOUSTON / GLOBENEWSWIRE / November 12, 2025 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a Bitcoin+ Treasury company that builds a portfolio of frontier technology businesses ranging from high-performance energy systems to AI Robotics, will hold a conference call on Tuesday, November 18th at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss its financial results for the third quarter ended September 30, 2025. The financial results will be issued in a press release prior to the call.

KULR management will host the conference call, followed by a question-and-answer period. Interested parties can submit relevant questions prior to the call to Stuart Smith via email: ir@kulr.ai by 8:00 p.m. ET on Saturday, November 15th, 2025. Mr. Smith will compile a list of questions and submit them to the Company prior to the conference call. The questions that will get addressed will be based on the relevance to the shareholder base, and the appropriateness of the questions in light of public disclosure rules.

KULR Technology Group Third Quarter 2025 Earnings Call

Date: Tuesday, November 18th, 2025

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

To access the call, please register using the following link: KULR Third Quarter 2025 Earnings Call. After registering, an email will be sent, including dial-in details and a unique conference call access code and PIN required to join the live call. The conference call will be available for replay here via the Investor Relations section on KULR’s website (www.kulr.ai).

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (NYSE American: KULR) is a Bitcoin+ Treasury company that builds a portfolio of frontier technology businesses ranging from high-performance energy systems to AI Robotics. KULR delivers cutting-edge energy storage solutions for space, aerospace, and defense by leveraging a foundation of in-house battery design expertise, comprehensive cell and battery testing suite, and battery fabrication and production capabilities. The Company’s offering allows delivery of commercial-off-the-shelf and custom next-generation energy storage systems in rapid timelines for a fraction of the cost compared to traditional programs. Since late 2024, KULR has included bitcoin as a primary asset in its treasury program and committed to allocating up to 90% of its excess cash to the acquisition of bitcoin.

Find KULR: Website | X | Telegram | LinkedIn | Instagram | TikTok | Facebook

Safe Harbor Statement

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely based on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulr.ai

KULR Media Relations:

M Group Strategic Communications (on behalf of KULR)

Email: kulr@mgroupsc.com